Exhibit 99.1 { WE AT SERA AIM TO CHANGE PREGNANCY CARE } In order to transform the experience into one with fewer uncertainties ©2025 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

This presentation contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this presentation, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. The company has no obligation to provide any updates to these forward-looking statements, even if its expectations change, whether as a result of new information, future events or otherwise, except as required by law. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Further information on potential factors, risks and uncertainties that could affect operating and financial results is included in the company’s Registration Statement on Form S-3, most recent Annual Report on Form 10-K, and/or subsequent Forms 10-Q, including in each case under the heading RISK FACTORS, and in the company’s other filings with the SEC. The information in this presentation should be considered in conjunction with a review of the company’s filings with the SEC including the information in the company’s Registration Statement on Safe Harbor Form S-3, most recent Annual Report on Form 10-K, and/or subsequent Forms 10-Q, under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIALCONDITION AND RESULTS OF OPERATIONS. Statement

DID YOU KNOW?

Preterm Birth is a Persistent Clinical & Economic Challenge



1 *in* 10 BABIES ARE BORN TOO SOON[1]

Preterm birth contributes to **34.2%** of newborn deaths[2]



The US rate rose from **9.6%** *to* **10.4%** 2013-2023[3]

Preterm birth causes numerous medical issues requiring more hospital time and pediatric visits[4,5]

References: 1. Osterman MJK, Hamilton BE, Martin JA, Driscoll AK, Valenzuela CP. Births: Final Data for 2022. Natl Vital Stat Rep. 2024 Apr;73(2):1-56. PMID: 38625869. 2. Callaghan WM, et al. The contribution of preterm birth to infant mortality rates in the United States. Pediatrics. 2006 Oct;118(4):1566-73. 3. March of Dimes 2024 report,. 4. Howson CP, et al. Born Too Soon: Preterm birth matters. Reprod Health 10, S1 (2013). 5. Crump C, et al. Prevalence of Survival Without Major Comorbidities Among Adults Born Prematurely. JAMA. 2019 Oct 22;322(16):1580-1588.

©2025 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

SERA PROGNOSTICS® The Pregnancy Company®

Preterm birth is a prevalent complication and a leading cause of neonatal morbidity and mortality

Preterm Birth
Any birth before 37 weeks of gestation

Prevalence
10.4% in 2023[1]

Mortality
34.2% of newborn deaths are attributed to preterm birth[2]

Neonatal outcomes are dependent on gestational age at birth[3]

Major Morbidities: Persistent pulmonary hypertension; Intraventricular hemorrhage grade II/IV; Seizures; Hypoxic-ischemic encephalopathy; Necrotizing enterocolitis stage II/III; Bronchopulmonary dysplasia

Minor Morbidities: Intraventricular hemorrhage grade I/II; Necrotizing enterocolitis stage I; Respiratory distress syndrome; Hyperbilirubinemia requiring treatment; Hypotension requiring treatment



80
70
60
50
40
30
20
10
0
Death
Major Morbidity
Minor Morbidity
23
24
25
26
27
28
29
30
31
32
33
34
35
36
Weeks of Gestation

Median hospital length of stay by gestational week (Aetna)[4]



Median Length of Stay (days)
92
81
64
44
28
14
3
2
24
25-26
27-28
29-30
31-32
33-34
35-36
Full Term
Weeks of Gestation

References: **1.** March of Dimes 2024 report.. **2.** Callaghan WM, et al. The contribution of preterm birth to infant mortality rates in the United States. Pediatrics. 2006 Oct;118(4):1566-73. **3.** Manuck TA, et al. Preterm neonatal morbidity and mortality by gestational age: a contemporary cohort. Am J Obstet Gynecol. 2016;215(1):103. 4. Beam et al, Estimates of healthcare spending for preterm and low-birthweight infants in a commercially insured population: 2008-2016, Journal of Perinatology (2020) 40:1091–1099.

©2025 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

SERA PROGNOSTICS® The Pregnancy Company®

The health impacts of preterm birth drive increased expenditures, with significant cost of care reductions as gestational age at birth increases

In the U.S., the cost to manage the complications of prematurity in 2016 was on average,

$64,815

per preterm birth[1]

The lifetime costs associated with preterm birth are estimated to be

10 times higher

than those associated with a full-term birth in the U.S.[2]

Preterm births account for

61% of neonatal costs

for in-hospital deliveries[2]

Expenditure distributions stratified by gestational age[3]


Gestational Age at Birth (weeks)
Full Term
35-36
33-34
31-32
29-30
27-28
25-26
24
$500
$1k
$5k
$10k
$25k
$50k
$100k
$250k
$500k
$1M
$2.5M
$5M
Total 6-Month Expenditure

References:
1. Waitzman NJ, et al. Updating National Preterm Birth Costs to 2016 with Separate Estimates for Individual States: Final Report to the March of Dimes.
2. Phibbs CS, et al. Birth Hospitalization Costs and Days of Care for Mothers and Neonates in California, 2009-2011. J Pediatr. 2019 Jan; 204:118-125.e14.
3. Beam et al, Estimates of healthcare spending for preterm and low-birthweight infants in a commercially insured population: 2008-2016, Journal of Perinatology (2020) 40:1091–1099.

©2025 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

SERA PROGNOSTICS®
The Pregnancy Company®

Importantly, an 50% effective treatment to reduce PTB OF PREGNANT “ ACOG defined characteristics of should be available, WOMEN who deliver an effective screening program and the screening prematurely have no 1 program should be known risk factors feasible, cost- effective, and accessible to all IDENTIFYING PATIENTS 2 patients. AT HIGHER RISK OF PRETERM BIRTH IS A CLINICAL CHALLENGE References: 1. Institute of Medicine Committee on Understanding Premature Birth and Assuring Healthy Outcomes. Preterm Birth: Causes, Consequences, and Prevention. Washington (DC): National Academies Press; 2007. 2. American College of Obstetricians and Gynecologists' Committee on Practice Bulletins—Obstetrics. Prediction and Prevention of Spontaneous Preterm Birth: ACOG Practice Bulletin, Number 234. Obstetrics Gynecol. 2021 Aug 1;138(2):e65-e90. doi: 10.1097/AOG.0000000000004479. PMID: 34293771. ©2025 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

Given the limitations of current screening practices for pregnancy complications, scientists at Sera discovered a biomarker risk predictor that fills a critical diagnostic gap Answers provided by PROTEOMICS Proteomics provide insights into the biology of each pregnancy and go beyond genetic inheritance Proteins reflect the functions of specific cells allowing for early detection and intervention before symptoms arise ©2025 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

Biologically important proteins are powerful predictors of spontaneous preterm birth, PreTRM® looks at each and their interaction



Insulin-like Growth Factor Binding Protein (IBP4)[1]

- Upregulated in pregnancies resulting in spontaneous preterm birth
- Placentally expressed with higher circulating levels reported in women with growth restricted fetuses
- Plays a role in nutrient delivery to the fetus



Sex Hormone Binding Globulin (SHBG)[2]

- Downregulated in pregnancies resulting in spontaneous preterm birth
- Placentally expressed regulator of sex steroids
- Reduction in SHBG may signal an infection or inflammatory state that can lead to increased availability of free steroids involved in pregnancy

Precise mass spectrometry measurements of proteins on blood drawn at 18-20 weeks are used algorithmically to generate a single probability score for preterm birth that is reported to the ordering physician.

1. Sitar T, et al. Structural basis for the inhibition of insulin-like growth factors by insulin-like growth factor-binding proteins. Proc Natl Acad Sci USA 2006 103: 13028-13033. **2.** Grishkovskaya I, et al. Resolution of a disordered region at the entrance of the human sex hormone-binding globulin steroid-binding site. J Mol Biol. 2002 318: 621-626. **3.** Internal data on file.

©2025 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

SERA PROGNOSTICS®
The Pregnancy Company®

PAPR
Validation
Study[1]
(n=5501, 11 centers)

SERA'S PRETRM® TEST IS VALIDATED FOR PREDICTION DURING WEEKS 18-20 OF PREGNANCY

- The PreTRM® Test is highly predictive of spontaneous preterm birth with a single blood draw between 18 and 20 6/7 weeks of gestation[2]
- Three Independent Studies (discovery, verification, validation) reported in a large, multi-center trial
- Published as Editor's Choice article in American Journal of Obstetrics & Gynecology (May 2016)

References
1. Saade GR, et al. development and validation of spontaneous preterm delivery predictor in asymptomatic women. Am J Obstet Gynecol. 2016;214:633e1-24.
2. Burchard, J., et al. Better Estimation of Spontaneous Preterm Birth Prediction Performance through Gestational Age Dating. J. Clin. Med. 2022, 11, 2885. doi.org/10.3390/jcm11102885

©2025 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

SERA PROGNOSTICS®
The Pregnancy Company®

® PreTRM was designed to screen women without obvious risk factors for preterm birth After a physician places the order { OUR TESTING PROCESS SEAMLESSLY INTEGRATES INTO WOMEN’S HEALTH CLINICS } Blood sample kits are Sample collection can be Results delivered in an provided for testing performed by staff and average of five days 0/7- 6/7 during 18 20 weeks aligns with preexisting from a CLIA-certified, with prepaid shipment appointments CAP-accredited lab to Sera’s lab ©2025 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

® THE PRETRM TEST The first of its kind to detect premature birth ® The PreTRM Test predicts a patient’s individual risk of spontaneous preterm delivery in asymptomatic singleton pregnancies through a single blood collection performed during weeks 18 through 20 of gestational age. ©2025 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

TEST REPORT Communicates a patient’s risk of spontaneous preterm birth & helps Final physicians engage with patients Pregnancies identified as higher risk by the PreTRM Test are at increased risk for*: Longer neonatal Spontaneous hospital length preterm birth of stay Severe adverse neonatal outcomes *Reference: Burchard J, et al. Clinical Validation of a Proteomic Biomarker Threshold for Increased Risk of Spontaneous Preterm Birth and Associated Clinical Outcomes: A Replication Study. J. Clin. Med. 2021, 10, 5088. doi: 10.3390/jcm10215088. Available at https://www.mdpi.com/2077-0383/10/21/5088 ©2025 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

AS A RISK STRATIFICATION BIOMARKER TEST

PreTRM® identifies those who may benefit most from targeted preterm birth interventions

*PreTRM TESTING CRITERIA

- Single Fetus
- No History of Preterm Birth
- Unknown or Normal Cervical Length
- Intact Membranes
- No Signs of Preterm Labor



Does Patient Meet PreTRM® Testing Criteria*?
NO
Follow Patient with Regularly Scheduled Office Visits
Provider Orders PreTRM® Blood Test Drawn at 18 Weeks to 20 Weeks-6 Days
Results Sent to Provider Office Within 5 Days
Do Test Results Show Higher Risk for Spontaneous Preterm Birth?
NO
YES
CARE MANAGEMENT
Refer patient to care management services for weekly phone outreach & assessment
PROGESTERONE SUPPLEMENTATION
Start daily vaginal progesterone 200mg
LOW-DOSE ASPIRIN
Start LDA 81mg/day until 36 Weeks

TARGETED INTERVENTION BUNDLE

This is an example clinical protocol from a large integrated system. Sera does not give medical advice or endorse any specific protocol for any specific practice or patient. You should customize this document to fit your practice and its treatment protocols.

©2025 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

SERA PROGNOSTICS® The Pregnancy Company®

PreTRM value has been demonstrated in multiple studies Validation Clinical Utility Historical Controlled Randomized Biomarker Validation Trial Controlled Trial Studies AVERT PRETERM TRIAL PRIME TRIAL (2025) PAPR Study (2016) (2024) 5,018 patients 5,501 patients 1,460 patients screened 19 sites 11 sites compared to 10,000 historical controls single site ©2025 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

diagnostics
Effectiveness of a Preterm Birth Risk Biomarker Test-and-Treatment Strategy
MDPI

The AVERT PRETERM Trial studied the health impacts of the PreTRM® test-and-treat strategy

Neonatal outcomes after proteomic biomarker guided intervention: **The AVERT PRETERM TRIAL**

STUDY DESIGN


Screened with the PreTRM® Test
Historical Controls
High Risk
Low Risk
Treated with Interventions
N=279 (mITT and ITT)
Declined Treatment
N=214 (ITT)
Normal Care
N=939
(mITT and ITT)
Historical Controls
N=10,000
Care management
Daily open label vaginal progesterone 200mg
Daily aspirin 81mg

June 2018 — September 2020
ChristianaCare Hospital (Newark, DE)

Black women comprised 26.5% of study participants, reflecting racial diversity as compared to the U.S. population

The AVERT study characterized the benefits of the PreTRM test-and-treat strategy.

mITT is used to assess whether the interventions themselves work when compliance has occurred with the treatment protocol. ITT analysis is used to estimate the impact of the strategy in study by evaluating the outcomes occurring in all patients, whether they complied with the protocol or not.

Reference: Hoffman MK, Kitto C, Zhang Z, Shi J, Walker MG, Shahbaba B, Ruhstaller K. Neonatal Outcomes after Maternal Biomarker-Guided Preterm Birth Intervention: The AVERT PRETERM Trial. Diagnostics. 2024; 14(14):1462. https://doi.org/10.3390/diagnostics14141462

©2025 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

AVERT STUDY RESULTS

PreTRM helped reduce the length of time a baby spent in the hospital on average by one week


Neonatal length of hospital stay (days)
for babies with the longest hospital stays
Probability of Not Discharged
100%
80%
60%
40%
20%
0%
Mean:
27.83 Days
Mean:
35.30 Days
0
20
40
60
80
100
120
140
160
180
Length of stay (days)
Cox PH *P*=0.01
Historical
Prospective


Reduction in neonatal hospital length of stay
7 Days

Reference: Hoffman MK, Kitto C, Zhang Z, Shi J, Walker MG, Shahbaba B, Ruhstaller K. Neonatal Outcomes after Maternal Biomarker-Guided Preterm Birth Intervention: The AVERT PRETERM Trial. Diagnostics. 2024; 14(14):1462. https://doi.org/10.3390/diagnostics14141462

©2025 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

AVERT STUDY RESULTS

Positive Impact on Neonatal Health

Severe morbidity and mortality rates were significantly reduced

NMI Scores

NMI scores were significantly reduced in the prospective arm vs the historical arm

(OR 0.81; 95% CI 0.67-0.98; P=0.03)

18% Reduction

18% reduction in severe neonatal morbidity and mortality*

(probability of NMI ≥ 3)

*Severe neonatal morbidity and mortality are defined as Neonatal Composite Morbidity & Mortality Index (NMI) ≥3

0-4 score given (4 = infant mortality)

The score increases by 1 point for each additional diagnosis of:

- Respiratory distress syndrome
- Bronchopulmonary dysplasia
- Intraventricular hemorrhage grade III or IV
- All stages of necrotizing enterocolitis
- Periventricular leukomalacia
- Proven severe sepsis

The scale uses NICU stays to determine index scores if the length of stay gives a higher score than concomitant diagnoses: 1-4 days give a score of 1, 5-20 days a score of 2 and >20 days a score of 3.1

Reference: Hoffman MK, Kitto C, Zhang Z, Shi J, Walker MG, Shahbaba B, Ruhstaller K. Neonatal Outcomes after Maternal Biomarker-Guided Preterm Birth Intervention: The AVERT PRETERM Trial. Diagnostics. 2024; 14(14):1462. https://doi.org/10.3390/diagnostics14141462

©2025 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

SERA PROGNOSTICS®
The Pregnancy Company®

AVERT Study Results

Gestational Age at Birth, Neonatal Hospital Length of Stay, and NICU Length of Stay

Outcome	Population	Analysis Group	Adjusted Hazard Ratio	*P*
NNLOS	mITT	All participants		<0.001
	ITT			<0.001
NICU LOS	mITT	All participants		0.005
		Admitted to NICU		0.009
	ITT	All participants		0.012
		Admitted to NICU		0.006
GAB	mITT	<32 weeks' gestation		0.029
	ITT			0.045



Adjusted Hazard Ratio
0.5
1.0
1.5
2.0
2.5
3.0
3.5

Neonatal Morbidity and Mortality, Preterm Birth, and Spontaneous Preterm Birth

Outcome	Population	Gestational Age (weeks)	Historical N (%)	Prospective N (%)	Adjusted Odds Ratio	*P*
NMI	mITT					0.031
	ITT					0.029
PTB	mITT	<37	710 (7.1)	100 (8.2)		0.791
		<35	311 (3.1)	36 (3.0)		0.102
		<32	155 (1.6)	15 (1.2)		0.102
		<28	89 (0.9)	3 (0.2)		0.019
	ITT	<37	710 (7.1)	114 (8.0)		0.978
		<35	311 (3.1)	41 (2.9)		0.058
		<32	155 (1.6)	17 (1.2)		0.049
		<28	89 (0.9)	5 (0.3)		0.015
sPTB	mITT	<37	391 (3.9)	45 (3.7)		0.502
		<35	159 (1.6)	15 (1.2)		0.129
		<32	74 (0.7)	4 (0.3)		0.062
		<28	44 (0.4)	1 (0.1)		0.085
	ITT	<37	391 (3.9)	52 (3.6)		0.441
		<35	159 (1.6)	18 (1.3)		0.139
		<32	74 (0.7)	4 (0.3)		0.032
		<28	74 (0.7)	1 (0.1)		0.060



Adjusted Odds Ratio
0
0.5
1.0
1.5

The AVERT study achieved statistically significant reductions in neonatal length of stay (NNLOS)* and neonatal morbidity/mortality (NMI), its two co-primary outcomes, in the mITT and ITT population.

- In the full mITT and ITT population neonates were discharged earlier from the hospital.
- NMI, significant in the full mITT primary analysis, remained significant in the full ITT population.
- NICU LOS was observed to be significantly reduced in the mITT and ITT populations.
- The number of patients needed to screen to reduce one NICU day was calculated to be between 3 and 4**
- The odds of PTB and sPTB at several gestational age cut-offs was either significantly reduced or showed a trend in the direction of benefit in both the mITT and ITT populations.

*Among those babies with the longest stays
**Internal data on file
NNLOS: Neonatal hospital length of stay
NICU LOS: NICU length of stay
GAB: Gestational age at birth
NMI: Neonatal morbidity and mortality, evaluated using a composite index
PTB: Preterm birth
sPTB: Spontaneous preterm birth
mITT: Modified intent-to-treat
ITT: Intent-to-treat

Reference: Hoffman MK, Kitto C, Zhang Z, Shi J, Walker MG, Shahbaba B, Ruhstaller K. Neonatal Outcomes after Maternal Biomarker-Guided Preterm Birth Intervention: The AVERT PRETERM Trial. Diagnostics. 2024; 14(14):1462. https://doi.org/10.3390/diagnostics14141462

©2025 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

SERA PROGNOSTICS®
The Pregnancy Company™

	Imaginary Mother A *without PreTRM*	**Imaginary Mother B** *with PreTRM*
Risk of Singleton Spontaneous Preterm Birth	○ Perceived as low-risk ○ Normal cervical length ○ No history of preterm birth	○ **Higher-risk result from the PreTRM Test**
Medical Management	Standard care	○ **Weekly nurse calls** ○ **Daily open label vaginal progesterone 200mg** ○ **Daily aspirin 81mg**
Gestational Age at Birth	$29^{0/7}$ weeks	**$31^{0/7}$ weeks**
Outcomes	○ Necrotizing enterocolitis stage II/III ○ Respiratory distress syndrome[1]	○ **Respiratory distress syndrome**
Time Spent in Hospital	40 days[1]	**12 days**

References:
1. Manuck TA, et al. Preterm neonatal morbidity and mortality by gestational age: a contemporary cohort. Am J Obstet Gynecol. 2016;215(1):103. **2.** Hoffman MK, Kitto C, Zhang Z, Shi J, Walker MG, Shahbaba B, Ruhstaller K. Neonatal Outcomes after Maternal Biomarker-Guided Preterm Birth Intervention: The AVERT PRETERM Trial. Diagnostics. 2024; 14(14):1462. https://doi.org/10.3390/diagnostics14141462

©2025 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

The PreTRM® Test is the first step to reduce the harms of preterm birth

AVERT OUTCOMES:

- Increased gestational age at birth on average by 2.48 weeks for babies born before 32 weeks' gestation)[2]
- 18% reduction in severe neonatal morbidity and mortality)[2]
- An average of 28-day reduction in neonatal hospital length of stay for babies born before 32 weeks gestation)[2]

SERA PROGNOSTICS®
The Pregnancy Company®

PRIME STUDY In 2024, Sera completed a pivotal multicenter national trial: PRIME Prematurity Risk Assessment Combined With Clinical Interventions for Improving Neonatal outcoMEs (PRIME) A pioneering clinical trial assessing the efficacy of the Achievement of one or more PreTRM Test and preventive interventions in lowering primary endpoints resulted in the the occurrence of adverse pregnancy outcomes early termination of the study ©2025 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

PRIME TRIAL

Study design of the Prematurity Risk Assessment Combined with Clinical Interventions for Improving Neonatal Outcomes

The Randomized Controlled Trial Involved:

19 U.S. sites, including community practices and university-based or -associated medical centers

From November 2020 – December 2023


Enrolled and Randomized
1:1 N=5018 (ITT)
- **ITT** constitutes the full analysis set with multiple imputation of missing outcomes. (n=5,018)
Screened Arm
N=2526
Control Arm
N=2492
Higher-Risk
N=594
Not-Higher Risk
N=1918
Full Analysis Set
N=564
Full Analysis Set
N=1852
Full Analysis Set
N=2390
Treated with Interventions
N=335
mITT Analysis
N=1808
mITT Analysis
N=2325

Full Analysis Set (FAS):

- **FAS** constitutes all participants and their neonates with complete data through follow-up.

mITT= modified intention-to-treat

The mITT population includes all intention-to-treat participants: (1) for whom both co-primary outcomes are known; and (2) who have been randomized to the control arm or received a not-higher-risk test result in the prevention arm, or consented to and initiated treatment, before 24 weeks and 0 days of gestation, after receiving a higher-risk test result in the prevention arm. Enrolled individuals who were subsequently diagnosed with COVID-19 and evaluated in a hospital setting during pregnancy were also excluded from mITT analyses.

- Care management
- Daily open label vaginal progesterone 200mg
- Daily aspirin 81mg

Reference: Iriye, B.K. et al. Neonatal Impact of Prematurity Risk Biomarker Screening with Targeted Interventions: A Multicenter Randomized Controlled Trial. Presented at the Society for Maternal-Fetal Medicine Annual Pregnancy Meeting, Friday, January 31, 2025 (Abstract LB05).

©2025 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

SERA PROGNOSTICS®
The Pregnancy Company®

PRIME Study Participants’ Characteristics (ITT) • No significant differences between arms for major clinical and demographic characteristics • Diverse population • 27-28% of subjects on pre-enrollment low-dose aspirin (independent of the bundled intervention) Reference: Iriye, B.K. et al. Neonatal Impact of Prematurity Risk Biomarker Screening with Targeted Interventions: A Multicenter Randomized Controlled Trial. Presented at the Society for Maternal-Fetal Medicine Annual Pregnancy Meeting, Friday, January 31, 2025 (Abstract LB05). ©2025 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

Co-Primary Outcomes

1. Neonatal Composite Morbidity and Mortality Index (adapted from Hassan, 2011)

Index Score	Morbidity Criteria	NICU Criteria
0	No morbidity	No NICU admit
1	1 event	1-4 NICU days
2	2 events	5-20 NICU days
3	3 events	> 20 NICU days
4	Neonatal mortality	

Morbidity event defined as:

- Respiratory distress syndrome
- Bronchopulmonary dysplasia
- Grade 3 or 4 Intraventricular hemorrhage
- Periventricular leukomalacia
- Necrotizing enterocolitis
- Culture proven sepsis

2. Neonatal length of stay (NNLOS)- as affected in the approximate 10% most affected quantile

Measured in a modified intent to treat population

- Underwent a second consent and accepted medications
- Enrolled prior to 24 0/7 weeks and initiated treatment protocol
- Did not have moderate or severe covid as defined by ACOG guidelines

Reference: Iriye, B.K. et al. Neonatal Impact of Prematurity Risk Biomarker Screening with Targeted Interventions: A Multicenter Randomized Controlled Trial. Presented at the Society for Maternal-Fetal Medicine Annual Pregnancy Meeting, Friday, January 31, 2025 (Abstract LB05).

©2025 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

SERA PROGNOSTICS® The Pregnancy Company®

Endpoints Were Analyzed Across Three Study Populations/Datasets

Endpoints	Datasets: All participants accepting and initiating interventions, having primary outcomes, lacking severe COVID diagnosis.	All tested participants with primary outcomes (those with & without intervention).	FAS with outcomes added back (through imputation) for 4.3% with missing data.
	mITT (Primary Outcomes)	FAS	ITT
NMI	- 25%	- 20%	- 20%
NNLOS	- 18%*	- 9%	- 8%
NICULOS	N/A	- 8%	- 6%
NICU admission	N/A	- 22%	- 20%

Results consistent across endpoints, except neonatal length of stay due to inclusion of all of the very short stays in FAS and ITT

*NNLOS co-primary outcome tested in the ~10% of longest stays

Reference: Iriye, B.K. et al. Neonatal Impact of Prematurity Risk Biomarker Screening with Targeted Interventions: A Multicenter Randomized Controlled Trial. Presented at the Society for Maternal-Fetal Medicine Annual Pregnancy Meeting, Friday, January 31, 2025 (Abstract LB05).

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1. Neonatal Morbidity Index (NMI)

- The Odds Ratio (OR) was 0.75 and significant. Thus, the odds of adverse outcomes on the NMI scale were **25% lower** in the intervention group compared to the control group.

2. Neonatal Length of Hospital Stay:

- The Hazard Ratio (HR) was 0.82 (95% CI: 0.69−0.99, p=0.044).
- Hence, Infants in the intervention group had an **18% lower risk of prolonged hospital stays** compared to the control group when focusing on the 10% with the longest stays.

3. Both outcomes met trial success criteria.

mITT

PRIME TRIAL

Excerpt from Abstract, The Pregnancy Journal: The Prematurity Risk Assessment Combined with Clinical Interventions for Improving Neonatal Outcomes

TABLE 1
Modified intent-to-treat analysis of co-primary endpoints

Variable	Measure	N	Adjusted Rate (95% CI)*	P†
NMI‡	Odds Ratio	4468	0.75 (0.62-0.91)	0.003
NNLOS¶	Hazard Ratio	437	0.82 (0.68-0.99)	0.044

NMI, neonatal morbidity index; NNLOS, neonatal hospital length of stay.
*Controlled for parity, pre-enrollment aspirin use, and COVID-19 positivity.
†Prespecified alpha reserved for final analysis was 0.0482 post-interim analysis.
‡Ordinal logistic regression analysis in entire mITT population; prevention versus control arm. An odds ratio <1 reflects lower NMI scores in the prevention arm.
¶Cox regression analysis in a prespecified quantile (~10%) of longest stays; control versus prevention arm. A hazard ratio <1 reflects shorter length of hospital stay in the prevention arm.

P-values are below the Holm's adjusted nominal p-values for trial success.

Reference: Iriye, B.K. et al. Neonatal Impact of Prematurity Risk Biomarker Screening with Targeted Interventions: A Multicenter Randomized Controlled Trial. Presented at the Society for Maternal-Fetal Medicine Annual Pregnancy Meeting, Friday, January 31, 2025 (Abstract LB05).

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- The prevention arm demonstrated favorable outcomes in the full analysis set and intent-to-treat population of 5,018 participants. **Substantial reductions were observed in neonatal morbidity, neonatal length of stay, NICU admissions, and NICU length of stay, highlighted by:**
  - **20% reduction in odds of NMI** (as seen in Adjusted Rate column of 0.80 NMI in the Table 2)
  - **22% reduction in odds of NICU admissions** (as seen in 0.78 Adjusted Rate column of NICU Admission in the Table 2)
- **Total impact on NICU day reductions includes both NICU admissions and NICU length of stay.**
- Clinical trial findings show effectiveness of the screen-and-treat strategy and its potential to **improve outcomes across diverse populations.**

FAS, ITT

TABLE 2

Neonatal outcomes in the intent-to-treat population

Variable	Measure	Adjusted Rate (95% CI)*	P
Full Analysis Set of the Intent-to-Treat-Population*			
NMI‡	Odds ratio of increased NMI	0.80 (0.66-0.96)	0.015
NNLOS§	Ratio of average days in hospital	0.91 (0.88-0.94)	<0.001
NICULOS¶	Ratio of average days in NICU	0.92 (0.88-0.97)	0.003
NICU Admission‡#	Odds ratio of NICU admission	0.78 (0.65-0.93)	0.006
Intent-to-Treat Population with Multiple Imputation (N=5018)			
NMI‡	Odds ratio of increased NMI	0.80 (0.67-0.96)	0.019
NNLOS§	Ratio of average days in hospital	0.92 (0.98-0.95)	<0.001
NICULOS¶	Ratio of average days in NICU	0.94 (0.89-0.99)	0.017
NICU Admission‡#	Odds ratio of NICU admission	0.80 (0.67-0.96)	0.018

*Full analysis set is the intent-to-treat population minus 4.3% with missing data.
†Prevention versus control; adjusted for parity, pre-enrollment aspirin use, and COVID-19 positivity.
‡Odds ratio; ordinal logistic regression (NMI); logistic regression (NICU admission).
§Incidence rate ratio; Poisson regression.
¶Incidence rate ratio; zero-inflated Poisson regression.
#Reductions in NICU admissions and NICULOS (time spent in the NICU) contribute independently to overall NICU day reductions across arms.

Multiple imputation conducted using missing at random assumptions, which were similar to those obtained using missing not at random assumptions.

Reference: Iriye, B.K. et al. Neonatal Impact of Prematurity Risk Biomarker Screening with Targeted Interventions: A Multicenter Randomized Controlled Trial. Presented at the Society for Maternal-Fetal Medicine Annual Pregnancy Meeting, Friday, January 31, 2025 (Abstract LB05).

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- Analysis of the earliest ~10% of births (Quantile) revealed a substantial **extension of gestation (p<0.001) and a** 78% increased likelihood of prolonged gestation (HR = 1.78).

- Furthermore, **as gestational age at birth decreased, the odds of preterm birth trended lower**, becoming more pronounced at earlier gestational age, but did not reach statistical significance.

- The PRIME Trial results showed no overall change in the mean gestational age at birth, which aligns with expectations. **This is because treatments for preterm birth are not expected to extend further term births that comprise 90% of all births in the study**.

FAS

Rates of preterm birth showed a trend toward reduction, with the stronger effects observed at the earliest gestational age

Variable	Ratio	95% - CI*
Gestational age at birth		
Entire population¶	1.00	(1.00, 1.00)
Quantile¶	1.78	1.47, 2.15)
Preterm birth#		
<37 weeks	0.85	(0.69, 1.06)
<35 weeks	0.69	(0.46, 1.01)
<32 weeks	0.56	(0.27, 1.09)
<28 weeks	0.40	(0.11, 1.10)


0.09
0.13
0.18
0.25
0.35
0.50
0.71
1.00
1.41
2.00
2.86

* Data were adjusted for covariates pre-enrollment aspirin usage, parity, and COVID-19 positivity. The full analysis set of the intention-to-treat population (n=4806) was used in all analyses except the GAB quantile analysis, which evaluated the earliest approximately 10% of births (n=497).
¶Hazard ratio; Cox proportional hazard regression analysis. The hazard ratio denotes the likelihood of delivering at a later gestational age in the prevention arm. P<0.001 for quantile result.
#Odds ratio; logistic regression analysis.

Reference: Iriye, B.K. et al. Neonatal Impact of Prematurity Risk Biomarker Screening with Targeted Interventions: A Multicenter Randomized Controlled Trial. Presented at the Society for Maternal-Fetal Medicine Annual Pregnancy Meeting, Friday, January 31, 2025 (Abstract LB05).

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SERA PROGNOSTICS®
The Pregnancy Company®

Preliminary Aggregate Data Meta-Analysis of the PRIME and AVERT studies

The two studies evaluating the clinical utility of the PreTRM® test shared the **same two co-primary outcomes**:

1. Neonatal morbidity and mortality
2. Neonatal length of hospital stay

and **same three-component intervention bundle**:

1. Daily vaginal progesterone
2. Daily low-dose aspirin
3. Weekly telephonic nurse assessment

An Aggregate Data Meta-Analysis of the AVERT Preterm[1] historically controlled trial and the PRIME[2] randomized controlled trial demonstrate that the two trial results, when combined, **show statistically significant improvement in neonatal length of hospital stay in the ~10% longest stays.**

PRIME and AVERT TRIALS

mITT

Evidence demonstrating the health impacts of the PreTRM Test: **Neonatal length of hospital stay**

Co-Primary Outcome:
Neonatal Hospital Length of Stay

Study	HR	95%-CI	Weight (common)	Weight (random)
AVERT [1]	0.73	[0.58; 0.92]	39.8%	39.8%
PRIME [2]	0.82	[0.68; 0.99]	60.2%	60.2%
Common effect model	**0.78**	**[0.68; 0.91]**	**100.0%**	.
Random effects model	**0.78**	**[0.68; 0.91]**	.	**100.0%**


Hazard Ratio
0.75
1
1.5

Heterogeneity: $I^2 = 0.0\%$, $\tau^2 = 0$, $p = 0.4439$

The pooled effect size from both studies corresponds to a 22% decreased risk of prolonged hospital stay

Reference: 1. Hoffman MK, Kitto C, Zhang Z, Shi J, Walker MG, Shahbaba B, Ruhstaller K. Neonatal Outcomes after Maternal Biomarker-Guided Preterm Birth Intervention: The AVERT PRETERM Trial. Diagnostics. 2024; 14(14):1462. https://doi.org/10.3390/diagnostics14141462
Reference 2: Iriye, B.K. et al. Neonatal Impact of Prematurity Risk Biomarker Screening with Targeted Interventions: A Multicenter Randomized Controlled Trial. Presented at the Society for Maternal-Fetal Medicine Annual Pregnancy Meeting, Friday, January 31, 2025 (Abstract LB05).

Details of meta-analysis **methods**: Inverse variance method, Restricted maximum-likelihood estimator for tau^2, Calculation of I^2 based on Q, Analysis of co-primary outcomes in each trial tested in the modified intent to treat population. **Weights** reflect the influence assigned to each study on the overall pooled estimate of effect size. Common effects assume all variations between datasets are fixed and constant. Random effects assume that variations across datasets are random and uncorrelated.

©2025 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

SERA PROGNOSTICS®
The Pregnancy Company™

Preliminary Aggregate Data Meta-Analysis of the PRIME and AVERT studies

The two studies evaluating the clinical utility of the PreTRM® test shared the **same two co-primary outcomes**:

1. Neonatal morbidity and mortality
2. Neonatal length of hospital stay

and **same three-component intervention bundle**:

1. Daily vaginal progesterone
2. Daily low-dose aspirin
3. Weekly telephonic nurse assessment

An Aggregate Data Meta-Analysis of the AVERT Preterm[1] historically controlled trial and the PRIME[2] randomized controlled trial demonstrate that the two trial results, **when combined, show statistically significant improvement in neonatal morbidity and mortality.**

PRIME and AVERT TRIALS

mITT

Evidence demonstrating the health impacts of the PreTRM Test: **Neonatal morbidity and mortality**

Co-Primary Outcome:
Neonatal Morbidity and Mortality



Study
Odds Ratio
OR
95%-CI
Weight (common)
Weight (random)
AVERT 1
0.81 [0.67; 0.98] 50.5% 50.5%
PRIME 2
0.75 [0.62; 0.91] 49.5% 49.5%
Common effect model
0.78 [0.68; 0.89] 100.0% .
Random effects model
0.78 [0.68; 0.89] . 100.0%
0.75
1
1.5
Heterogeneity: $I^2 = 0.0\%$, $\tau^2 = 0$, $p = 0.5764$

The pooled effect size from both studies corresponds to a 22% decreased odds of NMI

Reference: 1. Hoffman MK, Kitto C, Zhang Z, Shi J, Walker MG, Shahbaba B, Ruhstaller K. Neonatal Outcomes after Maternal Biomarker-Guided Preterm Birth Intervention: The AVERT PRETERM Trial. Diagnostics. 2024; 14(14):1462. https://doi.org/10.3390/diagnostics14141462

Reference 2: Iriye, B.K. et al. Neonatal Impact of Prematurity Risk Biomarker Screening with Targeted Interventions: A Multicenter Randomized Controlled Trial. Presented at the Society for Maternal-Fetal Medicine Annual Pregnancy Meeting, Friday, January 31, 2025 (Abstract LB05).

Details of meta-analysis methods: Inverse variance method, Restricted maximum-likelihood estimator for tau^2, Calculation of I^2 based on Q, Analysis of co-primary outcomes in each trial tested in the modified intent to treat population. Weights reflect the influence assigned to each study on the overall pooled estimate of effect size. Pooled effect sizes. Common effects assume all variations between datasets are fixed and constant. Random effects assume that variations across datasets are random and uncorrelated.

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SERA PROGNOSTICS® The Pregnancy Company®

PRIME TRIAL

Number Needed to Screen to prevent NICU admission and NICU days are critical metrics of test performance for commercialization: PreTRM® Test shows positive results

The number of patients needed to screen (NNS) to improve a clinical outcome is a convenient and widely used metric that informs both the economic and clinical impact of a screening test

- The lower the NNS the better
- The NNS for established evidence-based tests recommended by the professional societies can be compared to PreTRM's screen-and-treat approach

FAS

Number Needed to Screen to prevent NICU admission: widely adopted tests vs PreTRM

150	Transvaginal Ultrasound Cervical Length + Progesterone to prevent NICU Admission[1]
41	Sera PreTRM risk screening test + targeted interventions to prevent NICU Admission[2]

Number Needed to Screen for PreTRM to prevent 1 NICU day

3-4	Demonstrated in PRIME and AVERT study[3]

References: 1. Am J Obstet Gynecol. 2016 February ; 214(2): 235–242. doi:10.1016/j.ajog.2015.09.102. 2: Iriye, B.K. et al. Neonatal Impact of Prematurity Risk Biomarker Screening with Targeted Interventions: A Multicenter Randomized Controlled Trial. Presented at the Society for Maternal-Fetal Medicine Annual Pregnancy Meeting, Friday, January 31, 2025 (Abstract LB05). 3. Data on file

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SERA PROGNOSTICS®
The Pregnancy Company®

Annual economic value of PreTRM from a typical fee-for-service payer's perspective

5M COVERED LIVES

39,773 pregnancies eligible for PreTRM and screened → Test costs=$29.79M

13,920 'higher risk'

\+

7,656 accept interventions → Intervention costs=$9.19M

\-

10,750 NICU days reduced (NNS=3.7) → Cost offsets=$53.75M

=

Annual cost savings=$14.8M

($2.96 per covered life)

Source: Sera Economic Model leveraging inputs of costs of care from Elevance model: Burchard J, et al. Clinical and economic utility of a preterm birth predictor derived from an analysis of a large and diverse pregnancy cohort. medRxiv. 2021.09.08.21262940.

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At a 6-week post-partum appointment, I walked into the exam room and my patient greeted me with a big smile and said...

"I'm so grateful for the PreTRM Test!"

Because after she took it, the results showed an extremely high risk for preterm labor. We worked together during the next 4 months and the outcome was a vaginal delivery, at term, with a healthy baby. My patient then told me...

"I came home from the hospital with a healthy baby I can hold. My friend can only touch her baby in an incubator."

My patient then explained she'd just returned from a visit with a friend who was also pregnant—with a due date close to her own. The friend had a preterm delivery. She did not have the PreTRM test available to her and now both mom and baby were in the NICU.

"I'm so glad we did the PreTRM Test."



Dr. Barbi Phelps-Sandall shares a patient pregnancy story

SERA PROGNOSTICS®
The Pregnancy Company®

©2025 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

o Publications o Commercialization: Driving Next Inflection Point o Reimbursement Anticipated o Guidelines o Regulatory Milestones o Additional Evidence ©2025 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

OUR FOCUS Planned Approach toward Reaching Commercial Inflection Awareness Physician Building & Broad Payer Demand & Early Evidence Guidelines Coverage & Dissemination Payer Coverage Inclusion Reimbursement PRIME and AVERT PRIME and AVERT ACOG Bulletin 234 PRIME and AVERT Publications Publications publications Engagement with Awareness Awareness SMFM leadership Health Economics campaigns campaigns publication Development of Early adopter cadre Early adopter cadre PreTRM champions RWE study publication Institutional focus Institutional focus Review when evidence is sufficient GRADE assessment for recommendation of evidence CONFIDENTIAL ©2025 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

There are examples of a pivotal RCT leading to a speedy ACOG practice advisory announcement...and then others that required more time & evidence to change guidelines.

HERE ARE (3) CASE STUDIES

1

Chronic Hypertension and Pregnancy (CHAP) Study led to an update in ACOG guidance

Study published in April 2022 in NEJM: demonstrated that utilizing a treatment threshold of 140/90 (vs. 160/105) for pregnant people with chronic hypertension provides improved outcomes

2

ACOG recommended antenatal steroids in October 2017 with one pivotal study:

SMFM presentation January 2016 by Cynthia Gyamfi-Bannerman, published in NEJM later that year[1]

3

ACOG recommended NIPT as an option to be "discussed and offered to all patients early in pregnancy, regardless of maternal age or baseline risk" in Oct '20 via practice bulletin with 87 references:

- 1 Level I (Harmony/Roche RCT)
- 23 Level II-2
- 27 Level II-3
- 27 Level III & 9 systemic revie/meta-analysis

ACOG is conservative with their approach to recommending novel diagnostics

Time to commercial inflection point influenced by guideline inclusion, can be supported by continued physician awareness building & community

Source: ACOG website, expert interviews. [1]Gyamfi-Bannerman C, Thom EA, Blackwell SC, et al; NICHD Maternal–Fetal Medicine Units Network. Antenatal betamethasone for women at risk for late preterm delivery. *N Engl J Med.* 2016;374(14):1311-1320. doi:10.1056/NEJMoa1516783

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SERA PROGNOSTICS® The Pregnancy Company®

SERA’S STRONG BALANCE SHEET Sera cash position extends well into 2027 to support reaching seminal revenue inflection point With <$30M annual operating ~$68M spend, strong balance sheet allows Sera to push full steam ahead on Commercialization to Cash, cash equivalents, and reach seminal inflection point marketable securities on the balance sheet at December 31, 2024 (unaudited) Source: Sera Q3 2024 10Q. ©2025 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

Zhenya Lindgardt President & CEO • Former VP of Platform and Customer Engagement, Uber Technologies • Former Senior Partner and Managing Director, The Boston Consulting Group • Former CEO, The Commons Project Foundation • MBA, Harvard University Sera Austin Aerts Chief Financial Officer • Former VP, Finance and Corporate Controller, Sera Leadership • Former finance team member, Myriad • Former auditor, Ernst & Young LLP • Master of Accounting University of Utah; CPA Team Jay Boniface, Ph.D. Michael Foley, M.D. Paul Kearney, Ph.D, Doug Roach Benjamin Jackson Robert G. Harrison Chief Scientific Officer Medical Advisor Chief Data Officer VP of Commercial General Counsel Chief Information Officer ©2025 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

As a result of the weekly “ check-ins & overall care management, I was well-informed and empowered to advocate for myself and my baby. BONNIE ® Actual PreTRM patient ©2025 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

TOGETHER, WE CAN DO BETTER Educate Providers. Empower MOMS. HELP Babies. Advance Science. Elevate Care. Reach Maternity Deserts. Inform Payers. Evoke Change. ©2025 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.